Exhibit 4.15

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) is made and entered into this 7th day of May 2007, by and among SILVER STAR ENERGY, INC., a Nevada corporation (the “Company”), the persons identified on Schedule 1 attached hereto (the “Noteholders”) and Greenberg Traurig, LLP, a limited liability partnership (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, on March 8, 2007, Cranshire Capital, L.P. (“Cranshire”), Iroquois Master Fund Ltd., and Nite Capital, L.P., each a Noteholder, (collectively, the “Petitioners”) filed an involuntary petition for relief under Title 11 of the United States Code (the “Bankruptcy Code”) against the Company in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”), in a case identified by case number 2.07-bk-11871-RN (the “Involuntary Bankruptcy Petition”);

WHEREAS, the Company and the Noteholders are simultaneously herewith entering into that certain Amendment Agreement (“Amendment Agreement”) to settle the Noteholders’ claims under the Involuntary Bankruptcy Petition;

WHEREAS, the Amendment Agreement requires the Company to contribute into escrow an aggregate amount equal to Two Million Four Hundred Seventy Thousand Dollars ($2,470,000) (the “Escrow Amount”), which represents a portion of the consideration received by the Company in connection with the Company’s sale of 100% of the Company’s right, title and interest in the Franklin gas field to Archer Exploration, Inc. (such transaction being the “Sale Transaction”);

WHEREAS, it is agreed that the Escrow Amount, shall be retained in escrow pursuant to the provisions of this Escrow Agreement, pending disbursements of such Escrow Amount; and

WHEREAS, the parties to this Escrow Agreement have agreed upon and wish to set forth the terms and conditions with respect to the Escrow Amount held by the Escrow Agent.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties do hereby agree as follows:

1.

Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amendment Agreement.

2.

Deposit of Escrow Amount. Simultaneously upon the execution of this Agreement, the Company shall cause the Escrow Amount to be deposited with the Escrow Agent. Subject to the right of the Escrow Agent to resign as hereinafter provided, the Escrow Agent shall hold the Escrow Amount in a special non-interest bearing attorneys’ escrow account (the “Escrow Account”) and the funds in the Escrow Account shall not be disbursed except as herein provided.

3.

Manner of Account.  The Escrow Agent is hereby authorized, directed and instructed to hold the Escrow Amount in escrow under the terms of this Agreement. The Escrow Agent shall deposit the Escrow Amount in a special non-interest bearing attorneys’ escrow account to be maintained at First Evanston Bancorp.

4.

Release and Disbursement of Escrow Amount.  The Escrow Agent shall, as promptly as reasonably practicable, disburse and deliver, in accordance with the provisions of this Section 4, the Escrow Amount on deposit in the Escrow Account as follows:

(a) (i) $200,000 in the aggregate (or such lesser amount, if aggregate expenses are less than $200,000) for expense reimbursement of the Petitioners by wire transfer of immediately available funds to the, to the bank account designated in writing to the Escrow Agent by each such Petitioner upon the first business day immediately following the date it receives an Instruction Letter in the form of Exhibit B hereto executed by the Petitioners accompanied by a copy of the Order of Dismissal (as defined in the Amendment Agreement) which has been entered by the Bankruptcy Court (the “Expense Instruction Letter”); and

(ii) $2,270,000 (plus the difference between $200,000 and the amount of expenses actually incurred and distributed to the Petitioners, if any, in accordance with this Escrow Agreement) by wire transfer of immediately available funds to the Noteholders as set forth on Schedule 2, to the bank account designated in writing to the Escrow Agent by each such Noteholder upon the first business day immediately following the date it receives a letter of instruction in the form of Exhibit A hereto executed by the Noteholders accompanied by a copy of the Order of Dismissal which has been entered by the Bankruptcy Court (the “Sale Proceeds Instruction Letter”); or

(b)  If the Bankruptcy Court (a) denies the motion to compromise to be filed by the Petitioners with the Bankruptcy Court on May 17, 2007 or (b) does not enter the Order of Dismissal by August 31, 2007, the Escrow Agent shall disburse and deliver such portion of the Escrow Amount contemplated by Sections 4(a)(i) and (ii) above, by wire transfer of immediately available funds (i) to the Petitioners as set forth in Section 4(a)(i) above and the Noteholders as set forth on Schedule 2, upon the entry of an order by the Bankruptcy Court modifying the automatic stay to the extent necessary to allow the Noteholders to exercise any of their rights, remedies and security interests in and to the Escrow Amount or (ii) to any party, including the Noteholders, as the Escrow Agent is directed by a final order of any court with jurisdiction over the Escrow Amount.

Each of the Sale Proceeds Instruction Letter and Expense Instruction Letter (each, an “Instruction Letter”) shall specify the name and address of the applicable bank, wire transfer numbers, ABA numbers and contacts so as to enable the Escrow Agent to effect a wire transfer of immediately available funds from the Escrow Account to the parties indicated thereon. To facilitate delivery of an Instruction Letter, an executed facsimile Instruction Letter shall have the same form and effect as an executed original Instruction Letter.

5.

Escrow Agent.

(a)

The Escrow Agent agrees to act as Escrow Agent under this Agreement and undertakes to perform only such duties as are expressly set forth herein.  In so acting, the Escrow Agent shall have the right (i) to act in reliance upon any document or signature believed by it to be genuine, and assume that any person purporting to give any notice, instruction, advice or assurance in accordance with the provisions hereof (including, without limitation, pursuant to an Instruction Letter) has been duly authorized to do so, and (ii) to be fully protected in connection with any action taken, suffered or permitted by the Escrow Agent in good faith.

(b)

The Escrow Agent shall act with respect to the Escrow Amount as a stakeholder only and without compensation, and shall not be liable for the payment of any interest or any court costs in any action that may be brought to recover any or all of the funds held in escrow pursuant to this Agreement.

(c)

The Escrow Agent shall not: (i) be liable to any party for any action taken, or omitted to be taken by it in good faith, (ii) be responsible to any party hereto for the consequences of any oversight, errors of judgment or omissions on their part or on the part of any officers, employees or agents of the Escrow Agent or of First Evanston Bancorp (absent gross negligence or willful misconduct), or (iii) otherwise be answerable to any person, firm or corporation, for any loss, cost or expense, unless same shall occur through the Escrow Agent’s gross negligence or willful misconduct.

(d)

Each of the Noteholders and the Company hereby agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent and all related, affiliated or subsidiary persons, and their respective directors, officers, employees, shareholders, partners, members, agents, representatives, attorneys, successors, insurers, executors and assigns (collectively, the “Indemnified Parties”) from and against the full amount of any and all claims, damages, losses, judgments, obligations, taxes, assessments, liabilities, actions, suits, charges, costs and expenses (including reasonable attorneys’ fees and expenses) made against, or suffered or incurred by, the Indemnified Parties by reason of or in connection with the Escrow Agent’s entering into this Agreement or carrying out its duties hereunder or contemplated hereby or its holding of the Escrow Amount or filing of any interpleader action, except to the extent resulting from the Escrow Agent’s gross negligence or willful misconduct.  The Escrow Agent may recover for any and all such indemnifiable matters by effecting set-off, with or without notice, against any and all amounts in the Escrow Account, which set-off amounts may be retained by the Escrow Agent for its own account.

(e)

Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrow Amount to either (i) any successor escrow agent jointly designated by each of the Noteholders and the Company, or (ii) any court having competent jurisdiction.  Upon its resignation and delivery of the Escrow Amount as set forth in this paragraph, the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement except to the extent arising from gross negligence or willful misconduct in performance of its duties, but shall continue to enjoy all rights, exculpations and indemnities hereunder in respect of actions and events prior to such resignation and delivery.

(f)

The parties hereto acknowledge and agree that the Escrow Agent has served as legal counsel to Cranshire in connection with the transactions contemplated by the Amendment Agreement and has participated in the drafting and negotiating of the terms of such Amendment Agreement, its related certificates and documents and the transactions contemplated thereby.  Notwithstanding the foregoing, each of the parties hereto do hereby waive, for all purposes (i) any actual or presumptive conflicts of interest with respect to the Escrow Agent serving in such capacity hereunder, and (ii) any presumption or negative construction against the Company, any other Noteholder, or the Escrow Agent, as drafter of the Amendment Agreement, in connection with any dispute arising under the Amendment Agreement or this Agreement.

6.

Notices.  All notices under this Agreement shall be sent by certified or registered mail, or by telecopier to the parties at their addresses set forth below:

the Company:

Silver Star Energy, Inc.

addressStreet9595 Wilshire Boulevard, Suite 900

placeCityBeverly Hills, StateCA PostalCode90212

the Noteholders:

Greenberg Traurig, LLP

addressStreet77 West Wacker Drive, Suite 2500,

placeCityChicago, StateIllinois PostalCode60601

Attention: Peter H. Lieberman, Esq.

 Todd A. Mazur, Esq.

Escrow Agent:

Greenberg Traurig, LLP

addressStreet77 West Wacker Drive, Suite 2500,

placeCityChicago, StateIllinois PostalCode60601

Attention: Peter H. Lieberman, Esq.

 Todd A. Mazur, Esq.

7.

Waiver, Amendment or Modification.  No waiver, amendment or modification of this Agreement, or of any covenant, condition or limitation herein contained, shall be valid unless evidenced by a writing duly executed by all of the parties hereto.

8.

Assignment; Third Party Beneficiary.  Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of all of the other parties hereto except for the provisions hereof respecting successor escrow agents.

9.

Governing Law and Consent to Jurisdiction.  This Agreement shall be governed, construed and controlled by and under the substantive laws of the State of Illinois, without giving effect to such state’s choice of law provisions; and the parties hereby submit themselves to the jurisdiction of the courts of the State of Illinois and Cook County, both state and federal, for all purposes with respect to any dispute arising out of, in connection with, or in relation to this Agreement or any actual or alleged breach hereof.

10.

Judgments.  The Escrow Agent is hereby expressly authorized to comply with and obey any order, judgment or decree of a court of competent jurisdiction.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties or to any other person, firm, corporation or entity by reason of such compliance, notwithstanding that any such order, judgment or decree may be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered into without jurisdiction.

11.

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.

Captions.  The paragraph headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

13.

Sole and Entire Agreement.  Except as otherwise indicated herein, this Agreement together with the Amendment Agreement constitutes the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes all prior discussions, agreement and understandings of every kind and nature, whether written or oral, among them as to such subject matter.

14.

Survival of Certain Provisions.  The provisions of Sections 5, 9 and 10 shall survive the termination of this Agreement.

15.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.   In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[The remainder of this page is intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, each of the parties hereto have duly executed and delivered this Agreement this 7th day of May 2007.

SILVER STAR ENERGY, INC. By:_______________________________ Name: Title: GREENBERG TRAURIG, LLP By:__________________________ Name: Title:

15

NY 238384334v9 5/15/2007

NOTEHOLDERS:
[INSERT NAME]
By: Name: Title:

EXHIBIT A

Form of placeCitySale Proceeds Instruction Letter

________, 2007

Greenberg Traurig, LLP

addressStreet77 West Wacker Drive, Suite 2500,

placeCityChicago, StateIllinois PostalCode60601

Attention: Peter H. Lieberman, Esq.

Todd A. Mazur, Esq.

Dear Sirs:

Reference is made to that certain Escrow Agreement  (the “Escrow Agreement”), dated as of May 7, 2007, by and between Silver Star Energy, Inc., a Nevada corporation (the “Company”), the persons identified on Schedule 1 thereon (the “Noteholders”) and Greenberg Traurig, LLP, as Escrow Agent. All capitalized terms used herein shall have the meanings ascribed to them in the Escrow Agreement.

You are hereby irrevocably authorized, directed and instructed to disburse such portion of the Escrow Amount on deposit in the Escrow Account in accordance with the provisions of Section 4(a)(ii) of the Escrow Agreement on the first business day following the date of your receipt of this Instruction Letter. A copy of the [Order of Dismissal][order contemplated by Section 4(b)] which has been entered by the Bankruptcy Court is attached hereto in accordance with the terms of the Escrow Agreement.  Funds disbursed pursuant to this Instruction Letter should be disbursed to each of the Noteholders in accordance with the wire transfer instructions set forth next to each of their signatures~~:~~.

[Signature Page Follows]

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Very truly yours,

[NOTEHOLDER]

By:

Name:

Title:

WIRING INSTRUCTIONS

Bank:

placeCityABA No.:

Account Name:

Account No.

EXHIBIT B

Form of Expense Instruction Letter

________, 2007

Greenberg Traurig, LLP

addressStreet77 West Wacker Drive, Suite 2500,

placeCityChicago, StateIllinois PostalCode60601

Attention: Peter H. Lieberman, Esq.

Todd A. Mazur, Esq.

Dear Sirs:

Reference is made to that certain Escrow Agreement (the “Escrow Agreement”), dated as of May 7, 2007, by and between  Silver Star Energy, Inc., a Nevada corporation (the “Company”), the persons identified on Schedule 1 thereon (the “Noteholders”) and Greenberg Traurig, LLP, as Escrow Agent.  All capitalized terms used herein shall have the meanings ascribed to them in the Escrow Agreement.

You are hereby irrevocably authorized, directed and instructed to disburse such portion of the Escrow Amount on deposit in the Escrow Account in accordance with the provisions of Section 4(a)(i) of the Escrow Agreement on the first business day following the date of your receipt of this Instruction Letter. A copy of the [Order of Dismissal][order contemplated by Section 4(b)] which has been entered by the Bankruptcy Court is attached hereto in accordance with the terms of the Escrow Agreement. Funds disbursed pursuant to this Instruction Letter should be disbursed to the Petitioners in accordance with the wire transfer instructions set forth next to each of their signatures~~:~~.

[Signature Page Follows]

15

NY 238384334v9 5/15/2007

Very truly yours,

[PETITIONER]

By:

Name:

Title:

WIRING INSTRUCTIONS

Amount:

__________________________

Bank:

placeCityABA No.:

Account Name:

Account No.

[PETITIONER]

By:

Name:

Title:

WIRING INSTRUCTIONS

Amount:

__________________________

Bank:

placeCityABA No.:

Account Name:

Account No.

[PETITIONER]

By:

Name:

Title:

WIRING INSTRUCTIONS

Amount:

__________________________

Bank:

placeCityABA No.:

Account Name:

Account No.

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Schedule 1

Noteholders

Nite Capital, L.P.

Crescent International Ltd.

Enable Growth Partners LP

Enable placeOpportunity Partners LP

Double U Master Fund LP

CAMOFI Master LDC

DKR Soundshore Oasis Holding Fund LTD

Cranshire Capital, L.P.

SDS Capital Group, Ltd.

Iroquois Master Fund Ltd.

Schedule 2

Noteholder	Amount distributable under Section 4(a)(ii)[1]

1 If the amount to be distributed under Section 4(a)(i) is less than $200,000, then an amount equal to the difference between $200,000 and the amount distributed to the Petitioners under Section 4(a)(i), shall be distributed under Section 4(a)(ii) to each Noteholder, pro rata, determined by dividing the original principal amount of each Noteholder’s original Convertible Note by $3,429,985.

Nite Capital, L.P.	$397,086.28
Crescent International Ltd.	$397,086.28
Enable Growth Partners LP	$397,086.28
Enable placeOpportunity Partners LP	$99,271.58
Double U Master Fund LP	$119,115.96
CAMOFI Master LDC	$264,724.19
DKR Soundshore Oasis Holding Fund LTD	$165,452.62
Cranshire Capital, L.P.	$132,362.10
SDS Capital Group, Ltd.	$198,543.14
Iroquois Master Fund Ltd.	$99,271.57